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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                           Filed by the Registrant [ ]

                 Filed by a Party other than the Registrant [X]

                           Check the appropriate box:
                         [ ] Preliminary Proxy Statement
        [ ] Confidential, for Use of the Commission Only (as permitted by
                                Rule 14a-6(e)(2))
                         [ ] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
                    [X] Soliciting Material Under Rule 14a-12

                           Goldtech Mining Corporation
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          Goldtech Mining Corporation Shareholders Protective Committee
               (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER
                              THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11. (1) Title of each class of securities to which transaction applies: (2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): (4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.: (3) Filing Party: (4) Date
Filed:

          GOLDTECH MINING CORPORATION SHAREHOLDERS PROTECTIVE COMMITTEE

                                November 12, 2004

Dear Fellow Goldtech Mining Corporation Shareholder:

You may have recently received a letter from Goldtech Mining Corporation (the "Company") demanding that you return your Company stock certificate for cancellation. You may also have received a telephone call from either Ralph Jordan or Tracy Kroeker threatening you with criminal prosecution if you do not return your stock certificate.

You should not return your stock certificate. Your Committee has been advised by its legal counsel that the Company cannot unilaterally unwind the transaction which resulted in the issuance of your shares of common stock. Our legal counsel has further advised that the Company would have to file a breach of contract lawsuit and prevail before your shares can be cancelled. Our legal counsel has also advised that this is not a criminal matter.

Your Committee has filed a Preliminary Proxy Statement with the Securities and Exchange Commission (the "SEC") for a Special Meeting of Shareholders to remove four directors and elect five new directors. We will set a date for the meeting once the SEC has completed its review of the Proxy Statement.

A proxy statement is not yet available from us. Each security holder of the Company should read the proxy statement when it becomes available because it will contain important information about a proxy solicitation request. Once our definitive proxy statement is prepared, we will simultaneously file the definitive proxy statement with the SEC and mail it to each security holder of the Company. Security holders of the Company will also be able to obtain the proxy statement and other documents that are filed with the Securities and Exchange Commission for free on the SEC's web site at www.sec.gov. Security holders of the Company may also obtain copies of the proxy statement and other documents that are filed with the Securities and Exchange Commission for free by contacting the Company or us when the documents become available. A description of each of the Committee member's and the Committee nominee's direct and indirect interests in the Company may also be found in our preliminary proxy statement which can be obtained for free on the SEC's website or by contacting us.


Sincerely yours,

Goldtech Mining Corporation Shareholders Protective Committee


Keith Robertson, Chairman